                                                                    EXHIBIT 4.49

________________________________________________________________________________


                                TRUST AGREEMENT


                           dated as of August 1, 1995

                                    between

                    BOT FINANCIAL & LEASING CORPORATION B-4,
                               Owner Participant

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                 Owner Trustee

                           __________________________


                       One Boeing Model 737-3H4 Aircraft


                      SOUTHWEST AIRLINES 1995 TRUST N605SW



________________________________________________________________________________

                               TABLE OF CONTENTS


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
                                                        ARTICLE I

                                                  DEFINITIONS AND TERMS   . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.01          Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II

                                    AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                                                   DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.01          Authority to Execute Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.02          Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                       ARTICLE III

                                       PURCHASE OF CERTAIN RIGHTS IN THE AIRCRAFT;
                                                 ISSUANCE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.01          Purchase of Certain Rights in the Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.02          Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                        ARTICLE IV

                                          RECEIPT, DISTRIBUTION AND APPLICATION
                                             OF INCOME FROM THE TRUST ESTATE
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.01          Distribution of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.02          Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE V

                                               DUTIES OF THE OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . .   5

SECTION 5.01          Notice of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 5.02          Action Upon Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.03          Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.04          No Duties Except as Specified in Trust Agreement or Instructions  . . . . . . . . . . . . . . .   7

SECTION 5.05          No Action Except Under Specified Documents or Instructions  . . . . . . . . . . . . . . . . . .   7

SECTION 5.06          No Power to Reinvest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                        ARTICLE VI

                                                    THE OWNER TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 6.01          Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 6.02          Absence of Certain Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 6.03          No Representations or Warranties as to Certain Matters  . . . . . . . . . . . . . . . . . . . .   8

SECTION 6.04          No Segregation of Monies; Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 6.05          Reliance Upon Certificates, Counsel and Agents  . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 6.06          Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.07          Fees and Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.08          Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                       ARTICLE VII

                                                  INDEMNIFICATION OF SBC
                                                   BY OWNER PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 7.01          Owner Participant to Indemnify SBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE VIII

                                       TRANSFER OF THE OWNER PARTICIPANT'S INTEREST . . . . . . . . . . . . . . . . .  12

SECTION 8.01          Transfer of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                            TRUST AGREEMENT [N605SW]

                                                        ARTICLE IX

                                          SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES   . . . . . . . . . . . . . . . . . .  12

SECTION 9.01          Resignation of Owner Trustee:  Appointment of Successor . . . . . . . . . . . . . . . . . . . .  12

SECTION 9.02          Co-Trustees and Separate Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE X

                                                SUPPLEMENTS AND AMENDMENTS
                                         TO TRUST AGREEMENT AND OTHER AGREEMENTS  . . . . . . . . . . . . . . . . . .  14

SECTION 10.01         Supplements and Amendments and Delivery Thereof . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 10.02         Discretion as to Execution of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 10.03         Distribution of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 10.04         Absence of Requirement as to Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE XI

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 11.01         Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 11.02         Owner Participant Has No Legal Title in Trust Estate  . . . . . . . . . . . . . . . . . . . . .  16

SECTION 11.03         Assignment, Sale, Etc. of Aircraft  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 11.04         Trust Agreement for Benefit of Certain Parties Only . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 11.05         [Intentionally reserved for potential future use] . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 11.06         Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 11.07         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.08         Waivers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.09         Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.10         Binding Effect, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                            TRUST AGREEMENT [N605SW]
                                     -iii-
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
SECTION 11.11         Headings; References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.12         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.13         Performance by the Owner Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 11.14         Authorization to Owner Trustee for Trust Indenture  . . . . . . . . . . . . . . . . . . . . . .  17

                                                       ARTICLE XII

                                                   CERTAIN LIMITATIONS  . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 12.01         Limitations on Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 12.02         Discretion and Actions of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 12.03         Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 12.04         Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 12.05         Owner Trustee Acts as Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 12.06         Waiver of Claim Against Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 12.07         Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


EXHIBIT 1             Affidavit of Citizenship





                            TRUST AGREEMENT [N605SW]

                                TRUST AGREEMENT


                 This TRUST AGREEMENT, dated as of August 1, 1995, is between BOT FINANCIAL & LEASING CORPORATION B-4, a Massachusetts corporation, and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "SBC", and otherwise not in its individual capacity but solely as trustee hereunder with its permitted successors and assigns, the "Owner Trustee").

                              W I T N E S S E T H:

                                   ARTICLE I

                             DEFINITIONS AND TERMS

                 SECTION 1.01 Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) or, if not defined in the Lease, in the Trust Indenture (as defined in the Lease), for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                 "Commitment" has the meaning ascribed to such term in Section 1 of the Participation Agreement.

                 "Excluded Payments" has the meaning ascribed to such term in the Trust Indenture.

                 "Indenture Event of Default" has the meaning ascribed to such term in the Trust Indenture.

                 "Lease" means that certain Sale and Lease Agreement, dated as of the date hereof, relating to that certain Boeing 737-3H4 aircraft bearing U.S. Registration No. N605SW and Manufacturer's serial number 27956, to be entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of this Trust Agreement, as said Sale and Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include said Sale and Lease Agreement as supplemented by each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

                 "Lease Event of Default" has the meaning ascribed to such term in the Lease.

                 "Lessee" means Southwest Airlines Co., a Texas corporation, and its permitted successors and assigns under the Lease and the Participation Agreement.





                            TRUST AGREEMENT [N605SW]

                 "Owner Participant" means and includes (i) BOT Financial & Leasing Corporation B-4, a Massachusetts corporation, as the original Owner Participant, and (ii) the successors and permitted assigns of BOT Financial & Leasing Corporation B-4.

                 "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Participation Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bills of Sale and the other Operative Agreements including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participant, the Holders or the Indenture Trustee), all payments and proceeds as a result of the sale, lease or other disposition of the Aircraft, the Airframe, any Engine or any Part thereof, and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to a Holder, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 7 of the Participation Agreement) including, without limitation, any and all payments and proceeds received by the Owner Trustee after the termination of the Lease with respect to the Aircraft resulting from the sale, lease or other disposition thereof, subject, however to the provisions of and the Lien created by the Trust Indenture. Notwithstanding the foregoing, "Trust Estate" shall (i) not include any Excluded Payment and (ii) include all property and rights purported to be included in the Trust Indenture Estate.

                 "Trust Indenture Estate" has the meaning ascribed to the term "Indenture Estate" in the Trust Indenture.

                 "Trust Office" has the meaning ascribed to such term in the Trust Indenture.

                 "Trust Supplement" means a supplement to this Trust Agreement and to the Trust Indenture in substantially the form of Exhibit C to the Trust Indenture.

                                   ARTICLE II

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE AGREEMENTS;
                              DECLARATION OF TRUST

                 SECTION 2.01 Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on or before the Delivery Date, execute and deliver the Operative Agreements to which it is a party and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof which are delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to exercise its rights (upon instructions received from the Owner Participant) and perform its duties under said Operative Agreements in accordance with the terms thereof.





                            TRUST AGREEMENT [N605SW]

                 SECTION 2.02 Declaration of Trust. SBC hereby declares that it will hold as the Owner Trustee the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the Lien created by the Trust Indenture.

                                  ARTICLE III

                  PURCHASE OF CERTAIN RIGHTS IN THE AIRCRAFT;
                            ISSUANCE OF CERTIFICATES

                 SECTION 3.01 Purchase of Certain Rights in the Aircraft. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

                 (a)      purchase the Aircraft pursuant to the Lease;

                 (b) accept from Lessee the Lessee Warranty Bill of Sale and the Lessee FAA Bill of Sale and the invoice furnished pursuant to the Participation Agreement;

                 (c) execute and deliver a Lease Supplement covering the Aircraft;

                 (d) execute and deliver each of the other Operative Agreements to which the Owner Trustee is to be a party including, without limitation, a Trust Supplement covering the Aircraft;

                 (e) execute, issue and deliver to the Original Loan Participant one or more authenticated Certificates in the amounts and otherwise as provided in Section 1 of the Participation Agreement;

                 (f) execute and deliver the financing statements referred to in Section 4(a)(vi) of the Participation Agreement, together with all other agreements, documents and instruments referred to in Section 4 of the Participation Agreement to which the Owner Trustee is to be a party;

                 (g) effect the registration of the Aircraft in the name of the Owner Trustee by filing or causing to be filed with the FAA:
         (i) the Lessee FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including, without limitation, an affidavit from the Owner Trustee in the form of Exhibit 1 hereto in compliance with the provisions of 14 C.F.R. Section 47.7(c)(2)(iii)); and (iii) this Trust Agreement;

                 (h) authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Aircraft pursuant to the Participation Agreement; and





                            TRUST AGREEMENT [N605SW]

                 (i) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby.

                 SECTION 3.02 Conditions Precedent. The rights and obligations of the Owner Trustee to take the actions required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent: (a) the Owner Participant shall have made the full amount of its Commitment with respect to the Aircraft available to the Owner Trustee, in immediately available funds, in accordance with Sections 1 and 2 of the Participation Agreement; and (b) the Owner Participant shall have notified the Owner Trustee that the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to conditions precedent to performance by the Owner Participant of its obligations thereunder, shall have been either fulfilled to the satisfaction of or waived by the Owner Participant. The Owner Participant shall, by instructing the Owner Trustee to release the funds then held by the Owner Trustee as provided in Section 2 of the Participation Agreement, be deemed to have found satisfactory to it, or waived, all such conditions precedent.

                                   ARTICLE IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

                 SECTION 4.01     Distribution of Payments.

                 (a) Payments to the Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof or defeased pursuant to Section 10.05 thereof, all Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments and other than payments received from the Indenture Trustee under the Trust Indenture) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and any of the same which are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements, or (ii) the Owner Participant pursuant to Article VII hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                 (b) Payments to the Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof or defeased pursuant to Section 10.05 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(c) or (d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so





                            TRUST AGREEMENT [N605SW]
much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed by the Owner Participant pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Agreements shall be applied and distributed in accordance with the terms of the Lease or such other Operative Agreement; and third, the balance, if any, shall be paid to the Owner Participant.

                 (c) Certain Distributions to the Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participant pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to the Owner Participant in accordance with the provisions of Article III of the Trust Indenture.

                 (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

                 (e) Legal Title. The Owner Participant shall have no legal title to the Aircraft or any other portion of the Trust Estate.

                 SECTION 4.02 Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by the Owner Trustee by 3:00 p.m., New York City time), the amount to be distributed as provided in Schedule I to the Participation Agreement or to such account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee and (ii) the Indenture Trustee pursuant to this Article IV by transferring the amount to be distributed to the Indenture Trustee in the manner specified in the Trust Indenture.

                                   ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

                 SECTION 5.01 Notice of Event of Default. If the Owner Trustee shall have knowledge of a Lease Event of Default or Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default), the Owner Trustee shall give to the Owner Participant and Lessee prompt telephonic or facsimile notice thereof followed by prompt written confirmation thereof by certified mail, postage prepaid, provided, that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (b) of Section 8.01 of the Trust Indenture, such notice shall in no event be furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph
(c) of Section 8.01 of the Trust Indenture, such notice shall in no event be





                            TRUST AGREEMENT [N605SW]
furnished later than ten (10) days after the Owner Trustee shall first have knowledge of such event. The notice shall set forth in reasonable detail the facts or circumstances known to it with respect to such Lease Event of Default or Indenture Event of Default. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture or the other Operative Agreements, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by the Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Agreements, in the absence of actual knowledge by a responsible officer of the Trust Office of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing thereof by the Indenture Trustee, the Owner Participant or Lessee.

                 SECTION 5.02 Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.03 hereof and to the terms of the other Operative Agreements, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Lease and the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or take such other actions under any of the Operative Agreements to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Agreements to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; (iv) subject to the rights of Lessee under the Operative Agreements, after the expiration or earlier termination of the Lease, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Aircraft to such lessee or lessees and on such terms as shall be designated in such instructions or deliver the Aircraft to the Owner Participant in accordance with such instructions; and (v) take such other action as is requested by the Owner Participant, which action is not inconsistent with the terms of the Operative Agreements.

                 SECTION 5.03 Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith other than that which results from the willful misconduct or gross negligence of the Owner Trustee; and, if the Owner Participant shall have directed the Owner Trustee to take any such action or refrain from taking any action, the Owner Participant agrees to furnish such indemnity as shall be required and, in addition to the extent not otherwise paid pursuant to the provisions of the Lease or of the Participation Agreement, to pay the reasonable fees and charges of the Owner Trustee for the services performed or to be performed by it pursuant to such direction. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred





                            TRUST AGREEMENT [N605SW]
to therein) or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Agreements to which the Owner Trustee is a party, or is otherwise contrary to law and the Owner Trustee shall have delivered to the Owner Participant written notice of the basis of its refusal to act.

                 SECTION 5.04 No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Agreements to which the Owner Trustee is a party, except (i) as expressly required by the terms of any of the Operative Agreements to which the Owner Trustee is a party, or (ii) (to the extent not inconsistent with the provisions of the Trust Indenture, as expressly provided by the terms hereof) as expressly provided in a written instruction from the Owner Participant received pursuant to the terms of Section 5.01 or 5.02 hereof, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. SBC agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 5.03 or 7.01 hereof), promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens attributable to it in its individual capacity which it is required to discharge pursuant to
Section 8(g) of the Participation Agreement and otherwise comply with the terms of said Section binding upon it.

                 SECTION 5.05 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall have no power, right or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Agreements to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.01 or 5.02 hereof, but subject always to the provisions of and Lien created by the Trust Indenture.

                 SECTION 5.06 No Power to Reinvest. Notwithstanding anything contained in Section 5.01, 5.02, 5.04 or 5.05 to the contrary, the Owner Trustee shall not be authorized and shall have no power to reinvest the proceeds of the Trust Estate or to otherwise "vary the investment" of the Owner Participant within the meaning of Treasury Regulations Section 301.7701-4(c)(1); provided, however, that nothing contained in this Section
5.06 shall limit the indemnity provided in Section 5.03 hereof or any requirement pertaining to the investment of funds in the Operative Agreements.

                                   ARTICLE VI

                               THE OWNER TRUSTEE

                 SECTION 6.01 Acceptance of Trusts and Duties. SBC accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust





                            TRUST AGREEMENT [N605SW]

Estate upon the terms hereof. SBC shall not be answerable or accountable under any circumstances, except for (a) its or the Owner Trustee's own willful misconduct or gross negligence, (b) its failure to perform its obligations under the last sentence of Section 5.04 hereof and the first sentence of
Section 5.01 hereof, (c) its or the Owner Trustee's failure to use ordinary care in handling and disbursing funds, (d) any Tax based on or measured by any fees, commissions or compensation received by it for acting as trustee in connection with any of the transactions contemplated by the Operative Agreements, and (e) liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section 6.03 hereof or in any of the other Operative Agreements (including, without limitation, covenants of SBC contained in the Participation Agreement and the Trust Indenture).

                 SECTION 6.02 Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01 or 5.02 hereof and except as provided in, and without limiting the generality of, Sections 3.01, 5.04 and 5.05 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor SBC shall have any duty (i) to see to any recording or filing of any Operative Agreement or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that SBC in its individual capacity agrees to comply with the Federal Aviation Administration reporting requirements set forth in 14 C.F.R. Section 47.45 and 14 C.F.R. Section 47.51, and the Owner Trustee shall, to the extent that information for that purpose is timely supplied by Lessee and approved by the Owner Participant pursuant to any of the Operative Agreements, complete and timely submit (and furnish the Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 5.04 hereof, Section 4.01(ii) or
4.02 of the Trust Indenture or Section 8(g) of the Participation Agreement, or
(iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Agreement to the extent that any of the same shall not state on its face or otherwise that it has been so distributed.

                 SECTION 6.03 No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR SBC MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER





                            TRUST AGREEMENT [N605SW]

DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF WHATSOEVER, except that SBC in its individual capacity warrants that (i) on the Delivery Date, the Owner Trustee shall have received whatever title was conveyed to it by Lessee, (ii) on the Delivery Date, the Owner Trustee shall be in compliance with the last sentence of Section 5.04 hereof, and (iii) the Aircraft shall during the Term of the Lease be free of Lessor Liens attributable to SBC, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by SBC or by the Owner Trustee, as the case may be, and except that SBC hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the other Operative Agreements to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of SBC or the Owner Trustee, as the case may be, and that this Trust Agreement constitutes the legal, valid and binding obligation of SBC or the Owner Trustee, as the case may be, enforceable against SBC or the Owner Trustee, as the case may be, in accordance with its terms.

                 SECTION 6.04 No Segregation of Monies; Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and the Owner Trustee shall not be liable for any interest thereon.

                 SECTION 6.05 Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it in good faith to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or Lessee mentioned herein or in any of the other Operative Agreements to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer or representative and in the name of any such Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee or the Owner Participant, as the case may be, certified by the Secretary or an Assistant Secretary of Lessee or the Owner Participant, as the case may be, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer or representative of Lessee or the Owner Participant, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner





                            TRUST AGREEMENT [N605SW]

Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within the scope of such person's competence, of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountant or other skilled person appointed by it with due care hereunder.

                 SECTION 6.06 Not Acting in Individual Capacity. In executing the trusts accepted by SBC hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement and the Trust Indenture, all persons, other than the Owner Participant, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent the Owner Trustee shall expressly agree otherwise in writing.

                 SECTION 6.07 Fees and Compensation. The Owner Trustee shall be entitled to receive compensation, reasonable as regards its responsibilities hereunder, together with reimbursement within three (3) months of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of this Trust Agreement or any other Operative Agreement (including the reasonable compensation of the expenses of its counsel, accountants or other skilled persons and of all other persons not regularly in its employ). If a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee shall be entitled to receive compensation, reasonable as regards its additional responsibilities hereunder, and payment or reimbursement for its expenses as provided above. Pursuant to Section 7(c) of the Participation Agreement and subject to Section 16 thereof, Lessee shall be required to pay the reasonable fees and expenses of the Owner Trustee comprising the compensation and reimbursement of expenses to which the Owner Trustee is entitled under this Section 6.07. Except as otherwise expressly provided in Section 5.03 or Section 7.01 of this Trust Agreement, neither the Owner Participant nor the Trust Estate shall have any liability for any such fees and expenses; provided, however, the Owner Participant shall be liable for such additional compensation of the Owner Trustee if the same is attributable to an Indenture Event of Default which is caused solely by the actions or inactions of the Owner Participant.

                 SECTION 6.08 Tax Returns. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns to be filed by the Owner Participant. The Owner Trustee will, upon request, furnish the Owner Participant with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Owner Participant all income tax returns required to be filed with respect to the trust created hereby and shall execute and, with the approval of the Owner Participant, file such returns; provided, however,





                            TRUST AGREEMENT [N605SW]
that the Owner Trustee shall send a completed copy of each such return to the Owner Participant not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Owner Participant such return. The Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be required from the Owner Participant in connection with the preparation of such tax returns. The Owner Trustee will give to the Owner Participant, upon request, such periodic information concerning receipts and disbursements by it with respect to the Trust Estate as would be helpful to the Owner Participant in preparing its tax returns.

                                  ARTICLE VII

                             INDEMNIFICATION OF SBC
                              BY OWNER PARTICIPANT

                 SECTION 7.01 Owner Participant to Indemnify SBC. The Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless SBC in its individual capacity and its successors, assigns, legal representatives and agents, from and against any and all Losses indemnified against by Lessee pursuant to Section 7(b) or 7(c) of the Participation Agreement, disregarding those exclusions contained in clause (3) of Section 7(b)(ii) and in clauses (A) and (B) of Section 7(c)(ii), and, to the extent that SBC acts in its capacity as the Owner Trustee and in accordance with instructions received from the Owner Participant, clause (E) of
Section 7(c)(ii), and except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or SBC in the performance or nonperformance of its duties hereunder or under any of the other Operative Agreements to which the Owner Trustee is a party, (b) those claims resulting from the inaccuracy of any representation or warranty of SBC (or from the failure of SBC to perform any of its covenants) in Section 6.03 hereof or in any of the other Operative Agreements, (c) as may result from a breach by SBC of its covenant in the last sentence of Section 5.04 hereof or a breach by SBC of any other of its covenants contained herein or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or SBC in the receipt or disbursement of funds; provided, however, that the exception set forth in clause (a) of this Section 7.01 shall not apply to any action taken or omission made by the Owner Trustee pursuant to and in accordance with written directions given to the Owner Trustee by the Owner Participant. The indemnities contained in this Section 7.01 extend to SBC only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that SBC has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, SBC shall be entitled to indemnification from the Trust Estate, subject to the provisions of Section 4.01 hereof and the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and, to secure the same, SBC shall have a lien on the Trust Estate, subject to the provisions of Section 4.01 hereof and the Lien of the Trust Indenture, which shall be prior to any interest therein of the Owner Participant. The payor of any indemnity under





                            TRUST AGREEMENT [N605SW]
this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid. Notwithstanding the foregoing, SBC shall not make any claim under this Section 7.01 for any claim, loss, tax or other liability indemnified against by the Lessee under the Participation Agreement without first making demand on the Lessee for payment of such claim, loss, tax or other liability, and pursuing such demand on a reasonable basis for a reasonable length of time.

                                  ARTICLE VIII

                  TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

                 SECTION 8.01     Transfer of Interest.  All provisions of
Section 8(l) of the Participation Agreement shall (with the same force and effect as if set forth, mutatis mutandis, in full in this Section 8.01) be applicable to any assignment, conveyance or other transfer by the Owner Participant of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement.

                                   ARTICLE IX

                     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                 SECTION 9.01 Resignation of Owner Trustee: Appointment of Successor.

                 (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to
Section 8(b) of the Participation Agreement and (ii) may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee with or without cause by a notice in writing delivered to the Owner Trustee, the Holders, the Indenture Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the removal or resignation of the Owner Trustee, the Owner Participant may, after consultation in good faith with Lessee, appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, the Owner Participant, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

                 (b) Execution and Delivery of Documents, Etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor





                            TRUST AGREEMENT [N605SW]

Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will complete, execute and deliver such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

                 (c) Qualifications. Any successor Owner Trustee, however appointed, shall be a "citizen of the United States" within the meaning of the Act and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

                 (d) Merger, Etc. Any corporation into which SBC may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which SBC shall be a party, or any corporation to which substantially all the corporate trust business of SBC may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

                 SECTION 9.02 Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or make any claim or bring any suit with respect to the Trust Estate or the Lease, or in the event that the Owner Trustee shall have been requested to do so by the Owner Participant or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C)) approved by the Owner Trustee and the Owner Participant, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee").

                 Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:





                            TRUST AGREEMENT [N605SW]

                 (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

                 (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee and any limitations thereon shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

                 (C) notwithstanding anything to the contrary contained herein, no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

                 (D) no trustee hereunder shall be personally liable by reason of any action or omission of any other trustee hereunder;

                 (E) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

                 (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the Holders in the Trust Indenture Estate.

                                   ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS
                    TO TRUST AGREEMENT AND OTHER AGREEMENTS

       SECTION 10.01    Supplements and Amendments and Delivery Thereof.

                 (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and (except in the case of a Trust Supplement) the Owner Participant. Subject to Section 10.02 hereof, Section 10 of the Participation Agreement and, until the Trust Indenture shall have been satisfied and discharged pursuant to Section 10.01 thereof, Section 11.06 of the Trust Indenture, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Agreement to which the Owner Trustee is a party which it is requested to execute by the Owner Participant except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the





                            TRUST AGREEMENT [N605SW]
above documents, requires the consent of any other party unless such consent shall have been obtained.

                 (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered promptly by the Owner Trustee to Lessee and, until the Trust Indenture shall have been satisfied and discharged pursuant to
Section 10.01 thereof, the Indenture Trustee.

                 SECTION 10.02 Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any document required to be executed by the Owner Trustee pursuant to the terms of Section
10.01 hereof adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Agreement to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

                 SECTION 10.03 Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to
Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                 SECTION 10.04 Absence of Requirement as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.01 Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earlier of (a) the later of (x) the final satisfaction and discharge of the Trust Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided, that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement and (y) the expiration or termination of the Lease in accordance with its terms, (b) twenty-one years less one day after the death of the last survivor of all of the descendants of Robert E. Lee, late General in Chief of the Armies of the Confederate States, living on the date of the earliest execution of this Trust Agreement by any party hereto, or (c) the date of revocation of such trusts by the Owner Participant (in which case the Trust Estate, subject to the Trust Indenture, shall be distributed in accordance with the terms hereof); otherwise





                            TRUST AGREEMENT [N605SW]
this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the term hereof.

                 SECTION 11.02 Owner Participant Has No Legal Title in Trust Estate. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

                 SECTION 11.03 Assignment, Sale, Etc. of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft, any Engine or any interest therein by the Owner Trustee made in accordance with the express terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft, such Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

                 SECTION 11.04 Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 8(l) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Articles V and IX and Sections 2.02, 3.01, 4.01, 6.07, 10.01, 10.02 and
11.01 hereof, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

                 SECTION 11.05 [Intentionally reserved for potential future use].

                 SECTION 11.06 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Trust Agreement on the day that such writing is delivered or, if sent by registered or certified mail, three Business Days after being deposited in the mails addressed to the intended recipient thereof in accordance with the provisions of this Section 11.06. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.06, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I to the Participation Agreement or (B) if to any Holder, addressed to such Holder at its address as set forth in the Register maintained pursuant to the Trust Indenture.





                            TRUST AGREEMENT [N605SW]

                 SECTION 11.07 Severability. Subject to Section 11.12 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 11.08 Waivers, Etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                 SECTION 11.09 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 11.10 Binding Effect, Etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner Participant shall bind its successors and permitted assigns.

                 SECTION 11.11 Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. The trust created hereby, together with the trust created by the Trust Indenture, may for convenience of reference be referred to, collectively, as "Southwest Airlines 1995 Trust N605SW."

                 SECTION 11.12 Governing Law. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

                 SECTION 11.13 Performance by the Owner Participant. Any obligation of SBC in its individual capacity or as the Owner Trustee hereunder or under any other Operative Agreement or other document contemplated herein, may be performed by the Owner Participant and any such performance shall not be construed as a revocation of the trust created hereby.

                 SECTION 11.14 Authorization to Owner Trustee for Trust Indenture. Notwithstanding any contrary provision in this Trust Agreement, the Owner Trustee is hereby authorized and instructed to enter into and perform fully the Trust Indenture. This provision is for the benefit of the Owner Trustee and the Indenture Trustee and the Holders from time to time of the Certificates and shall not be changed prior to the termination of the Trust Indenture pursuant to Section 10.01 thereof.





                            TRUST AGREEMENT [N605SW]

                                  ARTICLE XII

                              CERTAIN LIMITATIONS

                 SECTION 12.01 Limitations on Control. Notwithstanding any other provision of this Agreement, but subject to the other provisions of this
Article XII, from and after the Delivery Date and until termination of this Trust Agreement and the trusts created hereby, (i) the Owner Participant shall not have any voting rights or other rights to direct the Owner Trustee hereunder in connection with matters involving the ownership and operation of the Aircraft by the Owner Trustee (collectively "Control Rights") and (ii) the Owner Trustee shall have absolute and complete discretion in all matters as to which the Owner Participant otherwise would have had any Control Rights, but for the provisions of this Article XII. Such discretion (i) is in addition to the discretion given to the Owner Trustee under the other Articles of this Trust Agreement and (ii) is expressly limited to the Control Rights that, but for the provisions of this Article XII, would be held or exercisable by the Owner Participant, and does not extend to any other rights, powers or privileges in respect of the beneficial interest of the Owner Participant in the Trust Estate.

                 SECTION 12.02    Discretion and Actions of Owner Trustee.

                 (a) In exercising its discretion under this Article XII, the Owner Trustee shall exercise its best judgment and shall not be liable for any action taken or omitted under this Article XII, except for its gross negligence or willful misconduct, and shall exercise the Control Rights.

                 (b) In exercise or administration of the power or duties created under this Article XII, the Owner Trustee may act directly or through any agents or attorneys and may, at the cost and expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel, accountants or other skilled persons, and the Owner Trustee shall not be liable for the negligence of any such counsel, accountants or other skilled persons.

                 (c) Notwithstanding any other provision hereof, in exercising its discretion pursuant to this Article XII, the Owner Trustee shall be free of any kind of control by the Owner Participant and shall act as it in its discretion shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interests of any foreign power which, or whose citizens, may have a direct or indirect interest in the Owner Participant and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation which the Owner Trustee might otherwise have to the Owner Participant. In connection with any other matters which may arise not relating to the ownership and operation of the Aircraft, the Owner Trustee shall act only in accordance with Section 5.05 and the provisions referred to therein. The Owner Trustee, promptly after any exercise of discretion hereunder, shall notify the Owner Participant of the exercise thereof.





                            TRUST AGREEMENT [N605SW]

                 SECTION 12.03 Removal. Notwithstanding any provision of this Trust Agreement relating to any right or power of the Owner Participant to remove the Owner Trustee, the Owner Trustee may be removed only (i) for its gross negligence or willful misconduct or in conjunction with a revocation or other termination of this Trust Agreement and the trusts created hereby or (ii) if it shall fail to resign in the event that it is no longer a "Citizen of the United States," as defined in 49 U.S.C. Section 40102(a)(15)(C).

                 SECTION 12.04 Payments. Notwithstanding any other provision of this Article XII, the Owner Participant and not the Owner Trustee shall be entitled to receive from the Owner Trustee or otherwise all rent, payments or insurance proceeds, and other payments of whatsoever kind and nature, payable to the Owner Participant pursuant to this Trust Agreement or any other Operative Agreement in the same manner as if the Control Rights had not been transferred to the Owner Trustee and held in trust hereunder.

                 SECTION 12.05 Owner Trustee Acts as Trustee. Notwithstanding any other provision of this Trust Agreement, in exercising any discretion pursuant to this Article XII, the Owner Trustee acts solely as trustee and not in its individual capacity, and except as may be otherwise expressly provided in Section 12.02, all persons having any claim against SBC in its individual capacity or as the Owner Trustee by reason of the transactions contemplated by this Article XII shall not have any recourse to SBC in its individual capacity.

                 SECTION 12.06 Waiver of Claim Against Owner Trustee. To the extent permitted by law, the Owner Participant agrees to waive and does waive any and all claims of every kind and nature which hereafter the Owner Participant may have against SBC in its individual capacity, its successors and assigns, from any liability whatsoever arising out of or in connection with the exercise of its powers or the performance of its duties under this Article XII, except liability for the gross negligence or willful misconduct of the Owner Trustee.

                 SECTION 12.07 Amendments. Notwithstanding Section 10.01, so long as the Aircraft shall be registered under the laws of the United States and this Trust Agreement and the trusts created hereby shall not have been revoked or otherwise terminated, this Article XII shall not be amended, supplemented or modified unless either (i) the Owner Participant shall have become a "Citizen of the United States," as defined in 49 U.S.C. Section 40102(a)(15)(C), or (ii) the FAA shall have concluded that such amendment, supplement or modification would not cause the Aircraft to be ineligible for registration in the United States (without giving consideration to any provision of the Act (or any superseding statute) which permits United States registration of an aircraft based on conditions which impose restrictions on the location and use of such aircraft or otherwise restrict the ability of an air carrier to operate an aircraft in the ordinary course of its business).





                            TRUST AGREEMENT [N605SW]

                 IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        BOT FINANCIAL & LEASING CORPORATION B-4



                                        By:  /s/ Gary L. Christensen
                                             Senior Vice President


                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION



                                        By:  /s/ Michelle K. Blezard
                                             Corporate Trust Officer






                            TRUST AGREEMENT [N605SW]

                                                              EXHIBIT 1
                                                              to Trust Agreement

                                   AFFIDAVIT

STATE OF CONNECTICUT              Section
                                  Section    ss.:
COUNTY OF HARTFORD                Section

         The undersigned, having been first duly sworn, deposes and says:

         1. He is a duly elected and qualified officer of Shawmut Bank Connecticut, National Association, a national banking association;

         2. Shawmut Bank Connecticut, National Association is the Owner Trustee (the "Owner Trustee") under the Trust Agreement, dated as of August 1, 1995 (the "Trust Agreement"), with BOT Financial & Leasing Corporation B-4, a Massachusetts corporation (the "Owner Participant");

         3. The Owner Trustee is the applicant for registration under Subtitle VII of Title 49 of the United States Code, of one Boeing Model 737-3H4 aircraft with Manufacturer's serial number 27956 and United States nationality and registration mark N605SW (the "Aircraft");

         4. There are no persons whose security interest in the Aircraft is incorporated in the trust within the meaning of 14 C.F. R. Section 47.7
(1994);

         5. The Owner Trustee is a "Citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C);

         6. Based upon an affidavit of the Owner Participant provided to the Owner Trustee, the Owner Participant is not currently a "Citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(C); and

         7. The sole beneficiary of the trust created pursuant to the Trust Agreement is the Owner Participant and the Owner Trustee is not aware of any reason, situation, or relationship involving the Owner Participant or other persons who are not "Citizens of the United States" as defined in 49 U.S.C.
Section 40102(a)(15), or resident aliens as a result of which such persons together would have more than 25 percent of the aggregate power to influence or limit the exercise of the Owner Trustee's authority under the Trust Agreement.


                                        ______________________________________
                                        Name:   Phillip G. Kane, Jr.
                                        Title:  Vice President,
                                                Corporate Trust Administration
Sworn to before me this _____
day of __________, 1995

_____________________________________
Notary Public